Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this registration statement of HEI, Inc. on Form S-3 of our report dated September 26, 1997, on our audit of the financial statements of HEI, Inc. for the year ended August 31, 1997, which report is included as an exhibit to its Annual Report on Form 10-KSB for the year ended August 31, 1999. We also consent to the references to us under the heading "Experts" in such registration statement.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
June 23, 2000